Exhibit 99.1

For more information, contact:

Kathleen Nemeth
Senior Vice President, Investor Relations
Kathleen.Nemeth@omnicell.com
650-435-3318

Omnicell Appoints Bobby Ghoshal to Board of Directors

Established Leader Brings Global SaaS and Healthcare Technology Experience to Board

FORT WORTH, Texas, -- July 11, 2023—Omnicell, Inc. (NASDAQ:OMCL) (“Omnicell” or the “Company”), a leader in transforming the pharmacy care delivery model, today announced it has increased its number of board seats from 9 to 10, and has appointed Kaushik “Bobby” Ghoshal to fill the newest seat as an independent director of Omnicell’s Board of Directors, effective immediately.

Mr. Ghoshal is an established technology leader who brings more than 30 years of experience across multiple industries including finance, semiconductors, and healthcare. In Mr. Ghoshal’s current role as President of SaaS for ResMed, Inc. (“ResMed”), he leads the Company’s global software business and is responsible for the vision, strategy, and day-to-day operations of the Company’s rapidly expanding SaaS portfolio. Prior to this, he served as ResMed’s Chief Technology Officer. He has also served as Chief Operating Officer of Brightree LLC, a ResMed-owned provider of cloud-based SaaS for out-of-hospital care.

“We are delighted to welcome Bobby to Omnicell’s Board of Directors,” said Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell. “Bobby has an impressive track record leading high-performance teams in software products, digital and business transformation, information security, data analytics, and artificial intelligence and machine learning. We look forward to benefitting from his unique perspective at the intersection of SaaS and healthcare, as we continue to work to transform the pharmacy care delivery model and deliver value for our stakeholders, our healthcare partners, and their patients.”

“Every day, customers rely on Omnicell to deliver mission-critical medication management solutions and I am honored to join the Company’s Board,” said Mr. Ghoshal. “I have been impressed with Omnicell’s progress toward realizing the industry vision of the Autonomous Pharmacy and am excited to have the opportunity to take part in helping the Company achieve its goals. I look forward to leveraging my background in SaaS and healthcare to build on Omnicell’s strong foundation and help deliver on its mission to improve patient outcomes.”

The addition of Mr. Ghoshal to Omnicell’s Board is part of the Board’s ongoing refreshment process, which has resulted in the addition of five new directors in the last four years. In connection with his appointment, Mr. Ghoshal will join the Board’s Corporate Governance Committee. The Board now comprises 10 directors, 9 of whom are independent and all of whom bring a broad range of skills and experience that enhance the Board’s ability to effectively fulfill its governance and oversight responsibilities.

About Omnicell

Since 1992, Omnicell has been committed to transforming the pharmacy care delivery model in an effort to optimize financial and clinical outcomes across all settings of care. Through a comprehensive portfolio of automation and advanced services, Omnicell is uniquely positioned to address evolving healthcare challenges, connect settings of care, and streamline the medication management process. Healthcare facilities worldwide partner with Omnicell to help increase operational efficiency, reduce medication errors, improve patient safety, and enhance patient engagement and adherence, helping to reduce costly hospital readmissions. To learn more, visit omnicell.com.

From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its Twitter handle www.twitter.com/omnicell, LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).

OMNICELL and the Omnicell logo are registered trademarks of Omnicell, Inc. or one of its subsidiaries.

Forward-Looking Statements
To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s expectations regarding the director appointment and statements about Omnicell’s strategy, plans, objectives, goals, vision, and expected benefits. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) unfavorable general economic and market conditions, including the impact and duration of inflationary pressures, (ii) Omnicell’s ability to recruit and retain skilled and motivated personnel, (iii) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (iv) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (v) risks related to failing to maintain expected service levels when providing our Advanced Services or retaining our Advanced Services customers, (vi) Omnicell’s ability to meet the demands of, or maintain relationships with, its institutional, retail, and specialty pharmacy customers, (vii) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, and (viii) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.